Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (this “Amendment”), effective April 19, 2018, attaches to and forms part of that certain Employment Agreement dated as of October 3, 2007, and as amended effective March 27, 2012 and February 20, 2015 (the “Agreement”), between Aon Corporation, a Delaware corporation (the “Company”) and Christa Davies (the “Executive”). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and the Executive mutually desire to extend the Employment Period for three years and to amend other terms of the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.	Section 1, “Employment,” is hereby deleted in its entirety and replaced with the following:

l.	Employment. The Company hereby agrees to continue to employ the Executive and the Executive hereby agrees to remain employed upon the terms and subject to the conditions contained in this Agreement. The extended term of employment of the Executive pursuant to this Agreement (the “Employment Period”) that originally began on November 12, 2007 will end on April 1, 2023, unless renewed or terminated during the Employment Period as fully set forth in Section 4.

2.	Section 3(a), Base Salary, is amended to reflect that the Executive’s current Base Salary is $900,000 per year.

3.	Section 3(j), Change in Control Protection, is hereby deleted in its entirety.

4.	The phrase “as defined in Section 4(c)(ii)(B), (C) or (D),” where it appears in Section 4(c)(iv) shall be deleted in its entirety.

5.	The remaining provisions of the Agreement shall remain in effect as originally adopted. Notwithstanding the foregoing, the letter entered into between the parties effective as of July 1, 2016, setting forth the terms and conditions of the Executive’s extended international assignment to London (the “International Assignment Letter”), as amended or modified from time to time, or any duly executed and countersigned successor agreement to the International Assignment Letter, shall modify the Executive’s employment terms as set forth in the Agreement for the duration of the Executive’s international assignment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement as of the date set forth above.

AON CORPORATION	EXECUTIVE

/s/ Anthony R. Goland	/s/ Christa Davies
Anthony R. Goland	Christa Davies
Executive Vice President &	Executive Vice President &
Chief Human Resources Officer	Chief Financial Officer